UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 14, 2002


                            THE PENN TRAFFIC COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                       1-9930                  25-0716800
(State or other jurisdiction          (Commission            (I.R.S. Employer
 of incorporation)                     File Number)          Identification No.)


                  1200 State Fair Boulevard, Syracuse, New York
                    (Address of principal executive offices)

                                   13221-4737
                                   (zip code)

                                 (315) 453-7284
              (Registrant's telephone number, including area code)

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ITEM 5.           OTHER EVENTS

                  As previously announced, The Penn Traffic Company ("Penn Traffic") recently discovered an accounting fraud at its Penny Curtiss bakery manufacturing subsidiary that will require it to restate its financial results for what Penn Traffic believes will be the past three fiscal years and the first quarter of the current fiscal year. Penn Traffic's Audit Committee is conducting an independent investigation into the accounting fraud.

                  On August 14, 2002, Penn Traffic received a waiver letter from Fleet Bank approved by the Lenders under its Revolving Credit and Term Loan Agreement (the "Agreement") that (i) waives the events of default that arose under the Agreement as a result of the previously announced accounting fraud at its Penny Curtiss bakery manufacturing subsidiary through August 30, 2002, (ii) states that the lenders under the Agreement will forebear from taking any action under the Agreement as a result of such defaults and (iii) permits Penn Traffic to borrow, prepay and reborrow under the Agreement through August 30, 2002. Penn Traffic is currently negotiating a longer term waiver of the defaults under the Agreement with its bank lenders that would enable Penn Traffic's Audit Committee to complete its investigation and permit Penn Traffic to restate its financial results and assess whether any other modifications to the Agreement would be required. The waiver letter is attached as Exhibit 99.1 to this report, which is incorporated by reference into this Item.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  The waiver letter is attached as Exhibit 99.1 to this report.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2002


                                   THE PENN TRAFFIC COMPANY



                                   By:  /s/ Martin A. Fox
                                        ---------------------------------------
                                        Name:   Martin A. Fox
                                        Title:  Executive Vice President and
                                                Chief Financial Officer


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                                  EXHIBIT LIST


         EXHIBIT                    DESCRIPTION
         -------                    -----------

         99.1                       Waiver letter dated August 9, 2002.